    As filed with the Securities and Exchange Commission on December 18, 1998

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     International Integration Incorporated
             (Exact name of registrant as specified in its charter)


            Delaware                                           04-3169145
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)



           101 Main Street
            Cambridge, MA                                        02142
(Address of Principal Executive Offices)                       (Zip Code)


                                 1993 STOCK PLAN
                                 1996 STOCK PLAN
                            1998 STOCK INCENTIVE PLAN
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                  Michael Pehl
                      Chief Executive Officer and Chairman
                     International Integration Incorporated
                                101 Main Street
                              Cambridge, MA 02142
                    (Name and address of agent for service)

                                 (617) 250-2500
                               (Telephone number,
                              including area code,
                              of agent for service)


--------------------------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of               Amount to      Proposed         Proposed     Amount of
securities             be             maximum          maximum      registration
to be                  registered     offering         aggregate    fee
registered             (1)            price per        offering
                                      share            price
--------------------------------------------------------------------------------

1993 STOCK PLAN
Common Stock
($.01 par value)    470,000 shares   $ 0.01  (2)    $     4,700(2)    $     1.31
                    121,124 shares   $ 0.67  (2)    $    81,153(2)    $    22.56
                     13,425 shares   $ 1.33  (2)    $    17,855(2)    $     4.96
                     15,000 shares   $ 2.00  (2)    $    30,000(2)    $     8.34
                    150,000 shares   $ 2.20  (2)    $   330,000(2)    $    91.74
--------------------------------------------------------------------------------

1996 STOCK PLAN
Common Stock
($.01 par value)  2,503,714 shares   $ 2.00  (2)    $ 5,007,428(2)    $ 1,392.06
                  1,108,311 shares   $ 3.00  (2)    $ 3,324,933(2)    $   924.33
                    684,827 shares   $ 5.00  (2)    $ 3,424,135(2)    $   951.91
                    108,500 shares   $ 7.00  (2)    $   759,500(2)    $   211.14
                     51,000 shares   $12.00  (2)    $   612,000(2)    $   170.14
--------------------------------------------------------------------------------

1998 STOCK INCENTIVE PLAN
Common Stock
($.01 par value)    100,500 shares   $12.00  (2)    $ 1,206,000(2)    $   335.27
                      6,500 shares   $14.00  (2)    $    91,000(2)    $    25.30
                      2,000 shares   $14.63  (2)    $    29,260(2)    $     8.13
                      4,000 shares   $14.75  (2)    $    59,000(2)    $    16.40
                     10,000 shares   $15.00  (2)    $   150,000(2)    $    41.70
                        650 shares   $15.25  (2)    $     9,912(2)    $     2.76
                      2,450 shares   $15.50  (2)    $    37,975(2)    $    10.56
                      2,000 shares   $15.63  (2)    $    31,260(2)    $     8.69
                     17,500 shares   $16.00  (2)    $   280,000(2)    $    77.84
                     15,000 shares   $16.13  (2)    $   241,950(2)    $    67.26
                     50,500 shares   $16.25  (2)    $   820,625(2)    $   228.13
                     10,000 shares   $16.50  (2)    $   165,000(2)    $    45.87
                     63,500 shares   $16.63  (2)    $ 1,056,005(2)    $   293.57
                     79,500 shares   $16.75  (2)    $ 1,331,625(2)    $   370.19
                     10,000 shares   $16.94  (2)    $   169,400(2)    $    47.09
                      3,500 shares   $17.00  (2)    $    59,500(2)    $    16.54
                     12,500 shares   $17.13  (2)    $   214,125(2)    $    59.53
                     22,800 shares   $17.50  (2)    $   399,000(2)    $   110.92
                    159,800 shares   $17.75  (2)    $ 2,836,450(2)    $   788.53
                      2,000 shares   $18.25  (2)    $    36,500(2)    $    10.15
                      6,000 shares   $18.50  (2)    $   111,000(2)    $    30.86
                  2,983,200 shares   $17.5625(3)    $52,392,450(3)    $14,565.10
--------------------------------------------------------------------------------

1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
Common Stock
($.01 par value)    250,000 shares   $17.5625(3)    $ 4,390,625(3)    $ 1,220.59

--------------------------------------------------------------------------------

1998 EMPLOYEE STOCK PURCHASE PLAN
Common Stock
($.01 par value)    300,000 shares   $17.5625(3)    $ 5,268,750(3)    $ 1,464.71

--------------------------------------------------------------------------------

     TOTAL:       9,339,801 shares                                    $23,624.18

--------------------------------------------------------------------------------

(1) Shares of Common Stock that are not issued under the 1993 Stock Plan and the 1996 Stock Plan are issuable under the 1998 Stock Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended
    (the "Securities Act").

(3) Estimated solely for purposes of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's
     Common Stock as reported on the Nasdaq National Market on December 15, 1998 in accordance with Rules 457(c) and 457(h) under the Securities Act.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement of International Integration Incorporated, a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's prospectus dated June 22, 1998 filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the registration statement filed as of June 8, 1998 under Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

          The Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     Item 4.  Description of Securities

          Not applicable.


     Item 5.  Interests of Named Experts and Counsel

          Peter B. Tarr, a partner in Hale and Dorr LLP, is Secretary of the Registrant.


     Item 6.  Indemnification

         The Delaware General Corporation Law and the Registrant's Amended and Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

          The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities that they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.


     Item 7.  Exemption from Registration Claimed

          Not applicable.


     Item 8.  Exhibits

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings

          a.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts on the 18th day of December, 1998.


                                  INTERNATIONAL INTEGRATION INCORPORATED



                                   By: /s/ Lawrence P. Begley
                                       ---------------------------------------
                                       Lawrence P. Begley
                                       Executive Vice President,
                                       Chief Financial Officer
                                       Treasurer and Director




                                POWER OF ATTORNEY

          We, the undersigned officers and directors of International Integration Incorporated, hereby severally constitute Michael Pehl and Lawrence
P. Begley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable International Integration Incorporated to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                     Title                        Date


/s/ Michael Pehl             Chief Executive                  December 18, 1998
------------------------     Officer and Chairman
Michael Pehl                 (Principal Executive Officer)



/s/ Madhav Anand             President and Director           December 18, 1998
------------------------
Madhav Anand



/s/ Lawrence P. Begley       Executive Vice President,        December 18, 1998
------------------------     Chief Financial Officer,
Lawrence P. Begley           Treasurer and Director
                             (Principal Financial and
                             Accounting Officer)


/s/ Thomas J. Meredith       Director                         December 18, 1998
------------------------
Thomas J. Meredith



/s/ Joseph M. Tucci          Director                         December 18, 1998
------------------------
Joseph M. Tucci

/s/ Gregory S. Young          Director                        December 18, 1998
------------------------
Gregory S. Young


/s/ John A. Young             Director                        December 18, 1998
------------------------
John A. Young


/s/ Patrick J. Zilvitis       Director                        December 18, 1998
------------------------
Patrick J. Zilvitis

                                  Exhibit Index



Exhibit
Number                     Description


4.1(1)     Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)     Amended and Restated By-Laws of the Registrant

4.3(1) Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant

5.1        Opinion of Hale and Dorr LLP

23.1       Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2       Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)












----------
1 Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-50889).